Exhibit 99.2

T2 Biosystems 1Q 2020

May 5, 2020

Philip Taylor

Thank you, operator. Thanks for joining us for the T2 Biosystems First Quarter 2020 Financial Results Conference Call. I would like to remind everyone that comments made by management today and answers to questions will include forward-looking statements. Those include statements related to T2 Biosystems’ future financial and operating results and plans for developing and marketing new products.

Forward-looking statements are based on estimates and assumptions as of today and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements, including the risks and uncertainties described in T2 Biosystems’ annual report on Form 10-K filed with the SEC March 16, 2020 and other filings the company makes with the SEC from time to time. The company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. With that, I would like to turn the call over to President and CEO, John Sperzel. John?

John Sperzel

Thank you, Philip, and thank you all for joining us today. I will start by recognizing the challenges and hardships we are all facing as a result of the ongoing COVID-19 pandemic. Thank you to all of the healthcare workers and first responders across the globe for your service and sacrifice. Thank you to my colleagues at T2 Biosystems for your unwavering commitment to advancing our mission, despite the difficulties created by the greatest public healthcare challenge of our lifetime.

On today’s call, I will start with a review of our performance in the quarter, including the impact of COVID-19, and then discuss the progress made toward each of our three corporate priorities: 1. accelerating our sales by prioritizing increased test utilization, 2. improving our operations by prioritizing significant cost reductions, and 3. advancing our pipeline by prioritizing our programs under the $69 million milestone-based product development contract awarded by the U.S. government in 2019. John Sprague will provide the detailed first quarter financial results, I will make some closing remarks, and then we will open the call for questions and answers.

T2 Biosystems 1Q 2020

May 5, 2020

As we announced, the T2 Biosystems team generated total revenue of $2.5 million in the first quarter of 2020, an increase of 43% compared to the prior year period. We continue to supply our T2Dx® Instruments and our T2Bacteria®, T2Candida® and T2Resistance™ Panels to hospitals around the globe to aid clinicians in the rapid detection of sepsis-causing pathogens. We are fully-committed to our 2020 priorities, which now include the development of a COVID-19 molecular diagnostic test branded as the T2SARS-CoV-2TM Panel. We have taken important steps to strengthen our balance sheet during the first quarter, which we believe provides more than one year of cash, and to significantly reduce our operating expenses going forward. Given the disruption and uncertainty related to the ongoing pandemic, on March 24th, we suspended financial and operational guidance for 2020.

As hospitals have undergone extreme changes to focus their resources on the identification, treatment, and management of patients with COVID-19, they currently have limited bandwidth to advance evaluations of new technologies. Our hospital-based customers include critical care and infectious disease doctors and pharmacists, and laboratory directors, who are on the frontline caring for patients. Hospitals have also restricted access for non-essential personnel, including our sales and medical affairs teams, and limited access for our service team. While these conditions have created commercial headwinds, we are using technology to remain engaged with customers as much as possible.

At the same time, the value of our platform has proven to be essential for our customers. We are pleased to note that most of our customers are continuing to place orders, and in some cases larger or more frequent orders, given the patient population in their intensive care units. Data has demonstrated that COVID-19 patients are susceptible to co-infections and secondary infections that can cause sepsis. Our customers understand this connection and have been using our tests to help manage patients more effectively. We are seeing increased rates of testing at accounts in geographies that are being heavily impacted by COVID-19 cases, like New York City, Italy, Spain and Greece.

The severity and costs of sepsis are staggering. A recent study found that sepsis contributes to one in five hospital deaths globally, and that approximately 11 million people worldwide die from sepsis each year — that’s more deaths than all forms of cancer combined. In the United States, sepsis represents nearly $41 billion in healthcare costs and is the most common cause of in-hospital deaths, killing nearly 270,000 people in the U.S. each year. For those who are new to T2 Biosystems, our technology includes the only FDA-cleared products to identify sepsis-causing pathogens directly from whole blood, in 3-5 hours, without the need to wait days for a positive

T2 Biosystems 1Q 2020

May 5, 2020

blood culture. Saving time means saving lives when managing patients suspected of sepsis, as each hour of delayed targeted treatment increases mortality risk by up to 8%. Rapid pathogen identification can enable quicker administration of targeted antibiotic therapy, reduce unnecessary use of broad-spectrum antibiotics, and help to prevent and combat growth in antimicrobial resistance.

Regarding COVID-19 impacts on our business, predicting the duration, possible resurgences, or further institutional changes is not possible, but based on current information, we have created a set of assumptions under which we are running our business. This is a fluid and dynamic situation and we will adjust our game plan as new information is available. We remain hopeful that social distancing and other precautionary measures to flatten the curve of infection rates continues to prove effective. We believe our current products will continue to be critical tools to identify co-infections and secondary infections related to COVID-19, and that the T2SARS-CoV-2 Panel, currently in development could potentially allow the detection of primary COVID-19 infections.

We will now shift gears to discuss the three corporate priorities we established to drive long-term success for the company: accelerating our sales, improving our operations, and advancing our pipeline.

Let’s start by addressing our first priority: accelerating our sales. During my first quarter as CEO, we challenged all assumptions related to our commercial strategy. As a result, we have shifted our strategy to focus on increasing the utilization of our tests among our installed base of instruments and driving adoption of our T2Dx instruments. We believe these are the right metrics to demonstrate commercial traction, rather than the historical focus on number of instruments placed in a given quarter.

We are prioritizing the U.S. market and focusing our direct commercial efforts on our current customers to gain access to more affiliated hospitals, and new stakeholders within those accounts. We are also targeting hospitals that are members of group purchasing organizations where we have contracts. During the first quarter, we were awarded a multi-year Innovative Technology contract from Vizient, Inc., the largest group purchasing organization in the U.S. market. Vizient serves more than 50 percent of the nation’s acute care hospitals, 95 percent of all academic medical centers, and 20 percent of the country’s ambulatory market. The Vizient contract includes the T2Dx Instrument and the T2Bacteria and T2Candida Panels, and was based

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May 5, 2020

on a recommendation by clinical experts on Vizient’s member council that our products offer incremental benefits compared to other products. We believe entering into pricing contracts with prestigious organizations like Vizient and Premier, who awarded us a Breakthrough Technology contract in September 2019, validate our technology, increase our visibility with hospitals, and potentially facilitates sales activity.

We are further focusing our U.S. commercial strategy to target clinicians in high-risk departments where our products are typically used, such as the intensive care, oncology and transplant units. To better address this group of clinicians, we have refined our messaging to target these providers and expand our relationships in these departments. We understand it is essential for us address multiple stakeholders within the hospital due to the complexity of sepsis management protocols, which are created with input from clinicians, lab directors and hospital administrators. Our medical science liaisons are playing a key role here in demonstrating an expanding body of clinical evidence and use cases that are resonating with the stakeholders within the hospital.

To align our U.S. sales team with these objectives, we made changes to the compensation plans by heavily weighting incentive-based sales compensation on test utilization. We are pleased to see early traction with active accounts integrating our tests into their sepsis management protocols and placing orders on a routine basis. At the end of the first quarter, the active installed base of T2Dx instruments was flat and we saw a slight sequential increase to the annual test utilization run rate per active instrument, compared to the previous quarter. We were also encouraged to see instruments that were under evaluation convert to contracts under both capital and reagent rental agreements, despite the ongoing challenges associated with COVID-19. This progress was offset by instruments that are still in an evaluation period that has been delayed due to COVID-19. We view these as strong signals that our platform fills an unmet need while delivering value to hospitals in spite of the current market conditions.

Internationally, the healthcare diagnostic market in Europe experienced similar disruption from COVID-19. Interest in evaluating T2Dx Instruments slowed, as did the progress with the evaluations underway. We did, however, see strong test utilization from customers in areas that were hit hardest with COVID-19 infections like Italy, Spain and Greece. Following the recent CE mark approval for our T2Resistance Panel, I am pleased to inform you that we are gaining early commercial traction in Europe and now have our first hospital customer who has implemented the T2Resistance Panel into routine clinical use. Finally, we continue to pursue opportunities to strengthen our international business by partnering with large strategic commercial distributors, and we remain optimistic that the first such agreement may be completed during the second quarter of 2020.

T2 Biosystems 1Q 2020

May 5, 2020

Moving to our second priority: improving our operations. I noted on the last call that based on my initial observations, the Company’s expense profile would need to undergo significant changes to reflect the current size and scope of the business and sustain a position of financial strength. In conjunction with our strategic shifts and as a result of current market conditions, we restructured our workforce resulting in a headcount reduction of 22%, and we plan to consolidate our facilities resulting in a real estate space reduction. We also conducted a deep-dive examination of costs across all departments and eliminated expenses that did not support our new strategy. Second quarter expenses will begin to reflect these large changes and we aim to continue to build on upon these costs savings throughout the year.

We will also focus on improving the cost of product revenues moving forward. As we did with our operational expenses, we conducted a thorough evaluation of our current products and supply chain, including our processes for ordering raw materials, manufacturing, packaging, and shipping. At the beginning of the second quarter of 2020, we implemented numerous initiatives designed to reduce our cost of goods. We anticipate that many of these initiatives will be completed during 2020, and will have a positive impact on our product gross margins going forward.

Moving to our third priority: advancing our pipeline. Our team of scientific experts are continually working to expand our offerings powered by T2’s proprietary technology platform. Last year, the Company was awarded a milestone-based $69 million product development contract by the U.S. government to create a next generation instrument, expanded panel, and biothreat panel. We believe the comprehensive panel we are developing has the potential to revolutionize the blood diagnostic space, and could potentially replace most blood cultures performed for species identification and susceptibility results. It is being designed to potentially cover greater than 99% of all bloodborne bacterial infections and detect more than 250 species, in addition to all bloodborne antibiotic-resistant threats identified by the Centers for Disease Control and Prevention. The last component of the government contract is a biothreat panel that we believe will be the first high-sensitivity, whole blood test for the detection of multiple biothreat pathogens and toxin genes.

T2 Biosystems 1Q 2020

May 5, 2020

Given the versatility of our technology platform and our scientific expertise, we explored possible means to further assist with the effort against COVID-19. We determined that the most efficient path to develop and launch a COVID-19 diagnostic test was to license certain proprietary information from the Center of Discovery and Innovation at Hackensack Meridian Health. The proprietary information we licensed from Hackensack is accelerating our development of a SARS-CoV-2 molecular diagnostic test that we believe will detect the presence of the virus’s genetic material.

We are excited about the progress we are making on the development of the T2SARS-CoV-2 Panel, which is designed to use a nasopharyngeal swab sample, and we look forward to launching a molecular diagnostic test that we believe will provide the quality customers have come to expect from T2 Biosystems. Once the T2SARS-CoV-2 Panel development is completed and validated, we plan make it available to customers under the FDA Emergency Use Authorization guidelines and pursue the formal FDA EUA. At this time, we anticipate making our T2SARS-CoV-2 Panel available to U.S. customers as early as the end of this quarter.

The market potential for COVID-19 diagnostic tests continues to evolve as the industry responds to the pandemic. As we have seen with many other diagnostic tests, we believe multiple COVID-19 tests will succeed in the market – including molecular diagnostic tests to identify acute cases, and antibody tests to identify active or past treated infections. We also believe COVID-19 tests will be performed in multiple locations, including reference laboratories, hospitals, and point-of-care sites like doctor offices and clinics. Given the susceptibility of critically-ill COVID-19 patients to develop co-infections and secondary infections that can lead to sepsis, we believe our T2SARS-CoV-2 molecular test has the potential to be used to identify acute infections and target patients under intensive care, who may also benefit from early identification of bacterial or fungal infections with our T2Bacteria and T2Candida Panels. Providing rapid results in this setting can enable faster targeted therapy, which can lead to reduced lengths of stay in the intensive care unit and free up beds for incoming patients.

Now I will turn the call over to John Sprague to provide the details on our first quarter financial results.

T2 Biosystems 1Q 2020

May 5, 2020

John Sprague

Thank you, John. Total revenues for the first quarter 2020 were $2.5 million, an increase of 43% compared to the prior year period.

Product revenues for the first quarter of 2020 were $1.0 million, a decrease of 20% compared to the prior year period. Growth in test panel sales offset declines in instrument sales. The installed base of T2Dx Instruments ended the quarter flat compared to the prior quarter. We believe COVID-19 negatively impacted our U.S. and international sales.

Research and grant contribution revenues for the first quarter of 2020 were $1.5 million, an increase of 218% compared to the prior year period.

Costs and expenses during the first quarter of 2020 were $16.1 million, an increase of $0.8 million compared to the prior year period. Cost of product revenues were $4.7 million compared to $4.4 million in last year’s first quarter and increased due to the write-down of inventories and T2-owned instruments of $1.2 million impaired from the impact of COVID-19 on our business offset by lower overhead spending. Research and development expenses were $4.9 million compared to $3.9 million in last year’s first quarter and include expenses incurred under the government contract of $2.1 million in the first quarter of 2020. Selling, general and administrative expenses were $6.5 million compared to $7.1 million in last year’s first quarter. First quarter 2020 costs and expenses include severance costs from our cost reduction program of approximately $0.4 million which represent on-going annual cost reductions of more than $3.7 million.

Net loss was $15.0 million, ($0.22) per share, compared to a net loss in last year’s first quarter of $15.1 million, ($0.34) per share. Weighted average shares outstanding were 67.9 million compared to 44.3 million in last year’s first quarter.

Total cash and cash equivalents were $36.5 million at March 31, 2020. We sold 68.2 million shares for $40.1 million in net proceeds through our ATM and equity credit line facilities in the first quarter. In April 2020 we expanded the ATM facility to $95.0 million and we cancelled the equity credit line. We are compliant with the terms of our CRG debt facility. Stock option exercises and shares sold under the ATM may affect weighted average shares outstanding.

T2 Biosystems 1Q 2020

May 5, 2020

Guidance for the full year 2020 has been suspended due to the uncertain impact COVID-19 may have on our business.

Thank you and back to John Sperzel for closing remarks. John?

John Sperzel

I am proud of how our team has responded during the early days of the COVID-19 pandemic, and continues to adapt, while quickly implementing policies to ensure the health and well-being of our employees, customers and community. While the COVID-19 pandemic has created challenges around the world, diagnostic testing is center stage, and its value has never been more apparent.

During the first quarter, we implemented important changes across the organization and made meaningful progress advancing on our new corporate priorities: accelerating our sales, improving our operations, and advancing our pipeline.

We look forward to providing updates on our progress toward these priorities throughout the year. We will now open it up to questions. Operator?

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